Exhibit 99.1

Uranium Resources Sets Record Date for Rights Offering

LEWISVILLE, Texas--(BUSINESS WIRE)--January 18, 2013--Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced today that it has set 5:00 p.m. eastern time on January 28, 2013 as the record date for its previously-announced shareholder rights offering (“Rights Offering”).

Under the terms of the Rights Offering, the Company will distribute at no charge to the holders of its common stock and warrants as of 5:00 p.m. eastern time on January 28, 2013 (the “Record Date”) non-transferable subscription rights to purchase shares of the Company’s common stock (the “Rights”). The final terms of the Rights Offering, including the subscription price and the expiration date for the Rights, will be set forth in a prospectus supplement that will be distributed to holders of the Company’s common stock and warrants as of the Record Date.

The Company seeks to raise up to $13.0 million in the Rights Offering. By giving URI shareholders and warrant holders the right to purchase additional shares of common stock on a pro-rata basis, the rights offering permits such holders to maintain their percentage ownership in the Company.

As previously announced, in December 2012, URI and Resource Capital Fund V L.P. (“RCF”) entered into a standby purchase agreement pursuant to which RCF agreed, subject to certain conditions, to participate in the proposed Rights Offering and to exercise rights so that total proceeds to the Company will equal at least $8.0 million, inclusive of the conversion of the $5.0 million bridge loan facility.

This news release does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI has over 206,600 acres of uranium mineral holdings and 152.9 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. URI has an additional 1.3 million pounds of in-place mineralized uranium material in Texas and South Dakota. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s estimated mineralized uranium material, the Rights Offering and RCF’s participation in the Rights Offering are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, market reaction to a reverse stock split, determinations of the NASDAQ Hearing Panel and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Investor:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media:
Uranium Resources, Inc.
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com